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As filed with the Securities and Exchange Commission on July 26, 2010

Registration No. 333-167114

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

TENNESSEE COMMERCE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	62-1815881 (I.R.S. Employer Identification Number)

381 Mallory Station Road, Suite 207
Franklin, Tennessee 37067
(615) 599-2274
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Frank Perez
Tennessee Commerce Bancorp, Inc.
381 Mallory Station Road, Suite 207
Franklin, Tennessee 37067
(615) 599-2274
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:
E. Marlee Mitchell Waller Lansden Dortch & Davis, LLP 511 Union Street, Suite 2700 Nashville, Tennessee 37219 (615) 244-6380	Ralph F. MacDonald III Jones Day 1420 Peachtree Street, N.E., Suite 800 Atlanta, Georgia 30309 (404) 521-3939

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)

Common Stock, $0.50 par value per share	$69,000,000	$4,920

(1)
Includes offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(3)
Previously paid.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 3 ("Amendment No. 3") to the Registrant's Registration Statement on Form S-1 (File No. 333-167114) (the "Registration Statement") is being filed solely for the purpose of filing Exhibit 1.1 and Exhibit 5.1. This Amendment No. 3 does not modify any provision of the Prospectus constituting Part I or the other Items of Part II of the Registration Statement. Accordingly, the Prospectus has not been included in this Amendment No. 3.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee, the FINRA filing fee and the NASDAQ Global Market listing fee.

SEC registration fee	$4,920
FINRA filing fee	7,400
NASDAQ Global Market listing fee	65,000
Printing expenses	150,000
Legal fees and expenses	150,000
Accounting fees and expenses	70,000
Transfer agent and registrar fees	250

TOTAL	$447,320

Item 14.    Indemnification of Directors and Officers.

Charter and Bylaws

        Our charter, as amended, provides that to the fullest extent permitted by the law of the State of Tennessee, none of our directors shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty. We will also indemnify any director, officer, employee, agent or any other person who is serving at our request in any such capacity with another corporation, partnership, joint venture, trust, or other enterprises to the fullest extent permitted by the law of the State of Tennessee, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such a person.

        If the Tennessee Business Corporation Act, or TBCA, is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of our directors shall be eliminated or limited to the fullest extent permitted by the TBCA, as so amended.

        Our bylaws, as amended, provide that we will indemnify to the fullest extent permitted by the law any and all persons who may serve or who have served at any time as directors or officers, or who at the request of our board of directors may serve or at any time have served as directors or officers of another corporation in which we at such time owned or may own shares of stock or of which we were or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been our directors or officers or a director or officer of such other corporation, except in relation to such matters to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders, or otherwise.

Tennessee Business Corporation Act

        In addition to the foregoing provisions of our charter and bylaws, our officers and directors may be indemnified by us pursuant to Sections 48-18-501 through 48-18-509 of the TBCA.

        The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

Insurance

        We maintain and pay premiums on an insurance policy on behalf of our officers and directors against liability asserted against or incurred by such persons in or arising from their capacity as such.

Item 15.    Recent Sales of Unregistered Securities.

        On December 19, 2008, we entered into a purchase agreement with the United States Department of the Treasury, pursuant to which we agreed to issue and sell (i) 30,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.50 per share and (ii) a warrant to purchase 461,538 shares of our common stock, par value $0.50 per share, for an aggregate purchase price of $30 million in cash. These securities were sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, in reliance on Section (4)(2) of the Securities Act. The purchaser in such transaction was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

        During 2008, an employee of Tennessee Commerce Bank exercised options to purchase 7,500 shares of our common stock at an exercise price of $5.00 per share for an aggregate price of $37,500. At various times during 2007, employees of Tennessee Commerce Bank exercised options to purchase 272,522 shares of our common stock in 38 different transactions, at exercise prices ranging from $5.00 to $16.00 per share for an aggregate price of $2.1 million. We issued all of these shares of our common stock in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) thereunder and Rule 701 of Regulation D promulgated thereunder relating to sales by an issuer not involving any public offering, to the extent an exemption from such registration was required.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement*
3.1	Charter of Tennessee Commerce Bancorp, Inc., as amended(1)
3.2	Bylaws of Tennessee Commerce Bancorp, Inc.(2)
3.3	Amendment to Bylaws of Tennessee Commerce Bancorp, Inc.(3)
4.1	Form of Common Stock Certificate(4)
4.2	Form of Certificate for the Series A Preferred Stock(5)
4.3	Indenture, dated as of June 20, 2008, between Tennessee Commerce Bancorp, Inc. and Wilmington Trust Company, as trustee(6)
4.4
Amended and Restated Declaration of Trust, dated as of June 20, 2008, among Tennessee Commerce Bancorp, Inc., as sponsor, Wilmington Trust Company, as institutional and Delaware trustee, and Arthur F. Helf, H. Lamar Cox and Michael R. Sapp, as administrators(7)
4.5	Guarantee Agreement, dated as of June 20, 2008, between Tennessee Commerce Bancorp, Inc. and Wilmington Trust Company(6)
4.6	Warrant for Purchase of Shares of Common Stock, dated December 19, 2008(5)
5.1	Opinion of Waller Lansden Dortch & Davis, LLP*
10.1	Tennessee Commerce Bancorp, Inc. Stock Option Plan—Employees(2)
10.2	Form of Tennessee Commerce Bancorp, Inc. 1999 Stock Option—Directors(2)
10.3	Form of Tennessee Commerce Bancorp, Inc.—1999 Stock Option—Incorporators(2)
10.4	Form of Tennessee Commerce Bancorp, Inc.—2003 Stock Option—Directors(2)
10.5	Tennessee Commerce Bancorp, Inc.—1999 Stock Option Agreement with Arthur F. Helf(2)
10.6	Tennessee Commerce Bancorp, Inc.—1999 Stock Option Agreement with Michael R. Sapp(2)
10.7	Tennessee Commerce Bancorp, Inc. 1999 Stock Option Agreement with H. Lamar Cox(2)
10.8	Amended and Restated Employment Agreement, dated as of May 19, 2009, by and among Michael R. Sapp, Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank(8)
10.9	Amended and Restated Employment Agreement, dated as of May 19, 2009, by and among H. Lamar Cox, Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank(8)
10.10	Form of Split Dollar Agreement dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Arthur F. Helf, Michael R. Sapp and H. Lamar Cox(8)
10.11	Form of Salary Continuation Plan, dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Michael R. Sapp and H. Lamar Cox(8)
10.12	Form of Consulting and Non-Competition Agreement, dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Arthur F. Helf and H. Lamar Cox(8)

Exhibit Number	Description of Exhibit
10.13	Tennessee Commerce Bancorp, Inc. 2007 Equity Plan(9)
10.14	Offer of Employment, dated as of August 5, 2008, between Tennessee Commerce Bancorp, Inc. and Frank Perez(10)
10.15	Letter Agreement dated as of December 19, 2008, between the United States Department of the Treasury and Tennessee Commerce Bancorp, Inc.(5)
21.1	Subsidiaries(11)
23.1	Consent of KraftCPAs PLLC**
23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in opinion filed as Exhibit 5.1)*
24.1	Power of Attorney **

*
Filed herewith.

**
Previously filed.

(1)
Filed as an exhibit to our Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on November 6, 2009, and incorporated herein by reference.

(2)
Filed as an exhibit to our Registration Statement on Form 10, as filed with the Securities and Exchange Commission on April 29, 2005, and incorporated herein by reference.

(3)
Filed as an exhibit to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 5, 2008, and incorporated herein by reference.

(4)
Filed as an exhibit to our Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on December 31, 2007 (Registration No. 333-148415), and incorporated herein by reference.

(5)
Filed as an exhibit to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 23, 2008, and incorporated herein by reference.

(6)
Filed as an exhibit to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 23, 2008, and incorporated herein by reference.

(7)
Filed as an exhibit to our Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on June 30, 2008, and incorporated herein by reference.

(8)
Filed as an exhibit to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 26, 2009, and incorporated herein by reference.

(9)
Filed as an exhibit to our Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on August 14, 2007, and incorporated herein by reference.

(10)
Filed as an exhibit to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 5, 2008, and incorporated herein by reference.

(11)
Filed as an exhibit to our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 9, 2010, and incorporated herein by reference.

Item 17.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes as follows:

        (a)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (b)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Franklin, State of Tennessee, on July 26, 2010.

TENNESSEE COMMERCE BANCORP, INC.
By:	/s/ FRANK PEREZ Frank Perez Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL R. SAPP Michael R. Sapp	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) and Director	July 26, 2010
/s/ H. LAMAR COX H. Lamar Cox	Chief Operating Officer and Director	July 26, 2010
/s/ FRANK PEREZ Frank Perez	Chief Financial Officer (Principal Financial and Accounting Officer)	July 26, 2010
* Paul W. Dierksen	Director	July 26, 2010
Dennis L. Grimaud	Director
* Arthur F. Helf	Director	July 26, 2010
* William W. McInnes	Director	July 26, 2010

Signature	Title	Date

* Thomas R. Miller	Director	July 26, 2010
* Darrel Reifschneider	Director	July 26, 2010
Dr. Paul A. Thomas	Director

*By:	/s/ FRANK PEREZ Frank Perez, Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement*
3.1	Charter of Tennessee Commerce Bancorp, Inc., as amended(1)
3.2	Bylaws of Tennessee Commerce Bancorp, Inc.(2)
3.3	Amendment to Bylaws of Tennessee Commerce Bancorp, Inc.(3)
4.1	Form of Common Stock Certificate(4)
4.2	Form of Certificate for the Series A Preferred Stock(5)
4.3	Indenture, dated as of June 20, 2008, between Tennessee Commerce Bancorp, Inc. and Wilmington Trust Company, as trustee(6)
4.4
Amended and Restated Declaration of Trust, dated as of June 20, 2008, among Tennessee Commerce Bancorp, Inc., as sponsor, Wilmington Trust Company, as institutional and Delaware trustee, and Arthur F. Helf, H. Lamar Cox and Michael R. Sapp, as administrators(7)
4.5	Guarantee Agreement, dated as of June 20, 2008, between Tennessee Commerce Bancorp, Inc. and Wilmington Trust Company(6)
4.6	Warrant for Purchase of Shares of Common Stock, dated December 19, 2008(5)
5.1	Opinion of Waller Lansden Dortch & Davis, LLP*
10.1	Tennessee Commerce Bancorp, Inc. Stock Option Plan—Employees(2)
10.2	Form of Tennessee Commerce Bancorp, Inc. 1999 Stock Option—Directors(2)
10.3	Form of Tennessee Commerce Bancorp, Inc.—1999 Stock Option—Incorporators(2)
10.4	Form of Tennessee Commerce Bancorp, Inc.—2003 Stock Option—Directors(2)
10.5	Tennessee Commerce Bancorp, Inc.—1999 Stock Option Agreement with Arthur F. Helf(2)
10.6	Tennessee Commerce Bancorp, Inc.—1999 Stock Option Agreement with Michael R. Sapp(2)
10.7	Tennessee Commerce Bancorp, Inc. 1999 Stock Option Agreement with H. Lamar Cox(2)
10.8	Amended and Restated Employment Agreement, dated as of May 19, 2009, by and among Michael R. Sapp, Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank(8)
10.9	Amended and Restated Employment Agreement, dated as of May 19, 2009, by and among H. Lamar Cox, Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank(8)
10.10	Form of Split Dollar Agreement dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Arthur F. Helf, Michael R. Sapp and H. Lamar Cox(8)
10.11	Form of Salary Continuation Plan, dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Michael R. Sapp and H. Lamar Cox(8)
10.12	Form of Consulting and Non-Competition Agreement, dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Arthur F. Helf and H. Lamar Cox(8)
10.13	Tennessee Commerce Bancorp, Inc. 2007 Equity Plan(9)

Exhibit Number	Description of Exhibit
10.14	Offer of Employment, dated as of August 5, 2008, between Tennessee Commerce Bancorp, Inc. and Frank Perez(10)
10.15	Letter Agreement dated as of December 19, 2008, between the United States Department of the Treasury and Tennessee Commerce Bancorp, Inc.(5)
21.1	Subsidiaries(11)
23.1	Consent of KraftCPAs PLLC**
23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in opinion filed as Exhibit 5.1)*
24.1	Power of Attorney **

*
Filed herewith.

**
Previously filed.

(1)
Filed as an exhibit to our Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on November 6, 2009, and incorporated herein by reference.

(2)
Filed as an exhibit to our Registration Statement on Form 10, as filed with the Securities and Exchange Commission on April 29, 2005, and incorporated herein by reference.

(3)
Filed as an exhibit to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 5, 2008, and incorporated herein by reference.

(4)
Filed as an exhibit to our Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on December 31, 2007 (Registration No. 333-148415), and incorporated herein by reference.

(5)
Filed as an exhibit to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 23, 2008, and incorporated herein by reference.

(6)
Filed as an exhibit to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on June 23, 2008, and incorporated herein by reference.

(7)
Filed as an exhibit to our Current Report on Form 8-K/A, as filed with the Securities and Exchange Commission on June 30, 2008, and incorporated herein by reference.

(8)
Filed as an exhibit to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 26, 2009, and incorporated herein by reference.

(9)
Filed as an exhibit to our Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on August 14, 2007, and incorporated herein by reference.

(10)
Filed as an exhibit to our Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 5, 2008, and incorporated herein by reference.

(11)
Filed as an exhibit to our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 9, 2010, and incorporated herein by reference.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX